UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

FINANCIAL INSTITUTIONS, INC.

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York	14569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The management of Financial Institutions, Inc. (the “Company”) will participate in the Keefe, Bruyette & Woods (“KBW”) 2013 Community Bank Investor Conference at The Marriott Marquis Times Square New York City, New York on July 30—31, 2013. Martin K. Birmingham, President and Chief Executive Officer, and Kevin B. Klotzbach, Executive Vice President, Chief Financial Officer and Treasurer will meet with analysts and institutional investors, and share the investor presentation furnished with this report. The Company’s investor presentation is scheduled to begin at 2:00 p.m. ET on Tuesday, July 30, 2013. The presentation will be available via a live webcast and a replay will be available for 90 days after the presentation at http://wsw.com/webcast/kbw12/fisi/ and on the Company’s website at www.fiiwarsaw.com under “News & Events/Webcasts.” The presentation materials prepared by the Company for use in connection with these presentations are furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the presentation materials is also available on the Company’s website at www.fiiwarsaw.com under “News & Events/Presentations.” The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	KBW Conference Presentation Materials

99.2	Press Release issued by Financial Institutions, Inc. on July 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: July 30, 2013	By:	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer and Treasurer